Exhibit 99.1

AltiGen Communications Announces Plans for CEO Transition

SAN JOSE, CA --  08/25/2010 -- AltiGen Communications, Inc. (OTCQX: ATGN) (PINKSHEETS: ATGN), the leading provider of integrated Microsoft-based Unified Communications solutions, has today announced that effective October 1, 2010, Gilbert Hu will transition from his role as CEO to President of Asia Pacific, in order to focus on accelerating the growth of AltiGen’s business in the Asia Pacific region.  Mr. Hu will continue to lead AltiGen’s Board of Directors as the Executive Chairman of the Board.  The company also announced that President & COO Jerry Fleming will assume the title of President and CEO and will work closely with Mr. Hu in the development of the company’s strategic direction.  Mr. Fleming will also continue to serve as a member of AltiGen’s Board of Directors.

“The outlook for AltiGen is extremely bright as we are closing in on the launch of our exciting new business initiatives,” Hu said.  “Jerry and I have established a strong collaborative working relationship since he came on board.  From the start our plan has been to migrate our technology to an all software platform, move upstream in the market and identify new business opportunities with high growth potential.  We’ve made great strides on all three fronts and, as a result, AltiGen is well-positioned for success in the years ahead.  As the Executive Chairman and President of Asia Pacific I remain fully committed to the success of AltiGen and will be working closely with Jerry to ensure that a smooth transition occurs.”

Mr. Fleming joined the company in April 2007 as President & COO.  Mr. Fleming has over 25 years of experience in the software and communications industries, many of those serving in executive management capacities at fast growing technology companies.  His background in sales, marketing and business development has been a significant asset in crafting AltiGen’s business strategy and execution plans.  “Gilbert and I set out with the mission of leveraging AltiGen’s core technology and intellectual capital to develop a completely new business strategy to address high growth market opportunities.  Toward that end we had to make substantial changes to both our products and distribution model,” Fleming stated.  “We are now at the point at which we are very close to launching new products which will enable AltiGen to address emerging market opportunities having high growth potential.  As we’re closing in on the opportunity to address some of the fastest growing segments in the communications industry, we are more excited than ever about the future of AltiGen.”

About AltiGen Communications

AltiGen Communications, Inc. (OTCQX: ATGN) (PINKSHEETS: ATGN) is a leading provider of 100% Microsoft-based VoIP business phone systems and Unified Communications solutions. Having more than 10,000 customers around the world, AltiGen solutions are designed for high reliability, ease of use, seamless integration to Microsoft infrastructure technologies, and are built on a scalable, open standards platform. AltiGen's worldwide headquarters is in Silicon Valley, California, with international operations based in Shanghai, China. Local sales, service and support are provided by AltiGen's worldwide network of over 200 certified partners. For more information, call 1-888-ALTIGEN or visit the web site at www.altigen.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding AltiGen's ability to ensure a smooth CEO transition, identify and address emerging market opportunities and realize growth potential. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to AltiGen’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q.  All forward-looking statements in this press release are based on information available to AltiGen as of the date hereof, and AltiGen assumes no obligation to update these forward-looking statements.